THE SECURITIES EVIDENCED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

VOID AFTER 5:00 P.M. EASTERN TIME, _______ __, 2001.


                                 PURCHASE OPTION

                               FOR THE PURCHASE OF

                       ______ UNITS, EACH UNIT CONSISTING

             OF ONE SHARE OF CLASS A CONVERTIBLE PREFERRED STOCK AND

                        ONE COMMON STOCK PURCHASE WARRANT

                                       OF

                             THE NETPLEX GROUP, INC.

                            (A NEW YORK CORPORATION)


1.       PURCHASE OPTION.

         THIS CERTIFIES THAT, in consideration of assistance provided in selling Units of The Netplex Group, Inc. ("Company") in a private placement ("Private Placement"), as described in the Agency Agreement between GKN Securities Corp. ("GKN") and the Company, dated as of _______ __, 1996, __________________________ ("Holder") is entitled, at any time or from time to time at or after ______________ __, 1996 ("Commencement Date"), and at or before 5:00 p.m., Eastern Time, ______________ __, 2001 ("Expiration Date"), but not
thereafter, to subscribe for, purchase and receive, in whole or in part, up to ___________ Units ("Units") of the Company, each Unit consisting of one share of Class A Convertible Preferred Stock ("Preferred Stock") convertible into one share of the Company's Common Stock, par value $.01 per share ("Common Stock") and one Common Stock Purchase Warrant to purchase one share of the Company's Common Stock during the four and one-half period commencing on the six month anniversary of the Commencement Date ("Warrant" and together with the Preferred Stock, the "Securities"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this option ("Purchase Option") may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $_____ per Unit purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context. The Units and underlying Securities granted hereby are the same as the Units, Preferred Stock and Warrants being privately offered by the Company in a minimum $2,000,000, maximum $3,000,000 private placement ("Private Placement"); except that the Units and underlying Securities comprising this Purchase Option are not redeemable by the Company; provided, however, that if at the time that the Holder exercises this Purchase Option, no other shares of Preferred Stock are outstanding, the Preferred Stock issuable upon exercise of this Purchase Option will be deemed to have been automatically converted at the time this Purchase Option is exercised into shares of Common Stock and dividends as if converted in accordance with Section 7(a) of the Preferred Stock's Certificate of Designations, Preferences and Other Rights and Qualifications.

2.       EXERCISE.

         2.1 EXERCISE FORM. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price in cash or by certified check or official bank check for the Units being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 LEGEND. Each certificate for the Preferred Stock and Warrants purchased under this Purchase Option shall bear a legend as follows unless such Preferred Stock and Warrants have been registered under the Securities Act:

             THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT OR APPLICABLE STATE SECURITIES LAWS,
             SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

             THE TRANSFER OF SUCH SECURITY AND ANY SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF SUCH SECURITY IS RESTRICTED AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

3.       TRANSFER.

         3.1 RESTRICTIONS IMPOSED BY THE ACT. This Purchase Option and the Securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder satisfactory to it that this Purchase Option or the

Securities, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Graubard Mollen & Miller ("GM&M") addressed to the Company shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Purchase Option or Securities, as the case may be, has been filed by the Company and declared effective by the Securities and Exchange Commission and compliance with applicable state law.

         3.2 EFFECTUATING TRANSFERS. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.       NEW PURCHASE OPTIONS TO BE ISSUED.

         4.1  PARTIAL  EXERCISE  OR  TRANSFER.  Subject to the  restrictions  in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay the Exercise Price, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Securities purchasable hereunder as to which this Purchase Option has not been exercised or assigned.

         4.2  LOST  CERTIFICATE.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. REGISTRATION RIGHTS. The Company will register for resale under a Registration Statement ("Registration Statement") pursuant to the Securities Act and applicable Blue Sky or state securities laws, the shares of Common Stock issuable upon conversion or exercise, as the case may be, of the Preferred Stock and Warrants underlying the Purchase Option. The Company agrees that the Registration Statement will be filed on or before the two-month anniversary of the date of this Purchase Option. The Company agrees to use its best efforts to have the Registration Statement declared effective by the four-month anniversary of the date of this Purchase Option ("Extra Warrant Date"). If the Company shall either fail to so file the Registration Statement or to use it best efforts to have the Registration Statement declared effective by the Extra Warrant Date, and the Registration Statement is not declared effective by the Extra Warrant Date, then on the Extra Warrant Date and on each three-month (quarterly) anniversary of the Extra Warrant Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the tenth quarterly anniversary of the Extra Warrant Date, the Company shall issue to the holder hereof (or his successor or transferee), Warrants ("Extra Warrants") to purchase a number of shares of Common Stock equal to 10% of the number of Units underlying this Purchase Option. The Extra Warrants shall have the same terms as the Warrants included in the Units. To the extent that the Company issues any Extra

Warrants or is obligated to issue any Extra Warrants, the Common Stock underlying such Extra Warrants will be included in the Registration Statement. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or until all such securities may be sold by the holders thereof under Rule 144 without limitation. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Registration Statement.

6.       INDEMNIFICATION.

         6.1      COMPANY'S INDEMNIFICATION OF HOLDER.

                  The Company  shall  indemnify and hold harmless the Holder and each of the Holder's officers, directors, employees, agents, partners, legal counsel and accountants, and each person, if any, who controls each of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise arising from such Registration Statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Securities and/or Common Stock underlying the Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Holder expressly for use in a preliminary prospectus, registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Holder of the commencement of any litigation proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Securities and the Common Stock underlying the Securities or in connection with any such registration statement or prospectus.

         6.2      HOLDER'S INDEMNIFICATION OF COMPANY.

                  The Holder shall indemnify and hold harmless the Company and each of the Company's officers, directors, employees, agents, partners, legal counsel and accountants, and each person, if any, who controls each of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise arising from such Registration Statement or based upon any untrue statement or alleged untrue statement of a material fact furnished by and relating to the Holder contained in (i) any preliminary prospectus, registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Securities and/or Common Stock underlying the Securities; or (iii) any application executed by the Holder or based upon written information furnished by the Holder in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading relating soley to the Holder; unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Holder with respect to the Company expressly for use in a preliminary prospectus, registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or, the information does not relate to the Holder. The Holder agrees promptly to notify the Company of the commencement of any litigation proceedings against the Holder or any of its officers, directors or controlling persons, if applicable, in connection with the issue and sale or resale of the Securities and the Common Stock underlying the Securities or in connection with any such registration statement or prospectus.

7.       ADJUSTMENTS.

         7.1 ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares of Common Stock underlying the Securities subject to the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

              7.1.1 STOCK DIVIDENDS - SPLIT-UPS. If after the date hereof, and subject to the provisions of Section 7.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend or split-up, the number of shares of Common Stock underlying the Securities issuable on exercise of the Purchase Option shall be increased in proportion to such increase in outstanding shares.

              7.1.2 AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 7.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares of Common Stock underlying the Securities issuable on exercise of the Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

              7.1.3 ADJUSTMENTS IN EXERCISE PRICE. Whenever the number of shares of Common Stock underlying the Securities purchasable upon the exercise of this Purchase Option is adjusted, as provided in this Section 7.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock underlying the Securities purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock underlying the Securities so purchasable immediately thereafter.

              7.1.4 REPLACEMENT OF SECURITIES UPON REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Purchase Option and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of securities equal to the number of securities immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Purchase Option, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of securities purchasable upon the exercise of the Purchase Option) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Holder evidencing its obligation to deliver such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

              7.1.5 CHANGES IN FORM OF PURCHASE OPTION. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of shares of Common Stock underlying the Preferred Stock and Warrants purchasable upon exercise of this Purchase Option as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

         7.2 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractional shares of Common Stock or Securities nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole share of Common Stock or other Securities, properties or rights.

8. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of Securities underlying the Purchase Options or sufficient number of shares of Common Stock. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor and upon exercise of the Securities underlying the Purchase Options, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Option shall be outstanding, the Company shall use its best efforts to cause the Common Stock, issuable upon exercise of the Securities underlying the Purchase Options to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

9.       CERTAIN NOTICE REQUIREMENTS.

         9.1 HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, an event described in Section 7 shall occur, then the Company shall give written notice to the Holder promptly thereafter. The Company shall also be required to give written notice to the Holder promptly thereafter if: (i) the Company declares a dividend or distribution payable in Common Stock, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor. Any such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         9.2 NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 7.1 hereof, send notice to the Holder of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         9.3 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt to the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

10.      MISCELLANEOUS.

         10.1 AMENDMENTS. The Company and the Holder may from time to time supplement or amend this Purchase Option without the approval of the Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and GKN may deem necessary or desirable and which the Company and GKN deem shall not adversely affect the interest of the Holder. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

         10.2 EXCHANGE AGREEMENT. As a condition to the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and GKN enter into an agreement ("Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options issued in connection with the Private Placement will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

         10.3 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         10.4 ENTIRE AGREEMENT. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         10.5 BINDING EFFECT. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         10.6 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attor neys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         10.7 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         10.8 EXECUTION IN COUNTERPARTS. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the _____ day of _______, 1996.


                                  THE NETPLEX GROUP, INC.



                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


Accepted and Agreed to:



------------------------
Name:
(HOLDER)

Form to be used to exercise Purchase Option:


The Netplex Group, Inc.
8260 Greensboro Drive
McClean, Virginia  22101


Date:_________________, 19__

         The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ______ Units of The Netplex Group, Inc. (consisting in the aggregate of shares of the Preferred Stock and Warrants of The Netplex Group, Inc.) and hereby makes payment of $____________ (at the rate of $_________ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the number of Securities as to which this Purchase Option is exercised in the name of the person(s) given below.


                                       OR

         The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase _________ Units of The Netplex Group, Inc. by surrender of the unexercised portion of the within Purchase Option (with a "Value" of $__________ based on a "Market Price" of $___________). Please issue the Preferred Stock and Warrants comprising the Units in the name of the person(s) given below.



                                          ------------------------------
                                          Print Name(s)


                                          ------------------------------
                                          Signature(s)


                                          ------------------------------
                                          Signature(s) Guaranteed


         NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Form to be used to assign Purchase Option:

                                   ASSIGNMENT


         (To be executed by the registered Holder to effect a transfer of the within Warrant):

         FOR VALUE RECEIVED,  ________________________________ does hereby sell, assign and transfer unto _________________________________ the right to purchase _____________________ Units (consisting of shares of Preferred Stock and Warrants) of The Netplex Group, Inc. ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.


Dated:____________________, 19___



                                        --------------------------------------
                                        Signature



         NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.